Exhibit 13.2

CERTIFICATION PURSUANT TO SECTION 906
OF SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Starfield Resources Inc., a public company incorporated in Alberta, Canada (the “Company”), hereby certifies that:

The Annual Report on Form 20-F for the year ended February 28, 2009 (the “Report”) of the Company fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 3, 2009
/s/ Greg Van Staveren
Name: Greg Van Staveren
Title: Chief Financial Officer